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                                                                      Exhibit 23

              Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in this Form 8-K of Advance Auto Parts, Inc. of our report dated June 29, 2001, with respect to the consolidated financial statements of Discount Auto Parts, Inc. included in its Annual Report (Form 10-K) for the year ended May 29, 2001, filed with the Securities and Exchange Commission.

Tampa, Florida
November 30, 2001

                                /s/ Ernst & Young LLP